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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

MYKROLIS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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Notes:

Reg. §240.14a-101.

SEC 1913 (3-99)

MYKROLIS CORPORATION

129 Concord Road

Billerica, Massachusetts 01821

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 24, 2003

The 2003 Annual Meeting of Stockholders of Mykrolis Corporation will be held at 129 Concord Road, Billerica, Massachusetts, on Thursday, April 24, 2003 at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect two Class III Directors for the ensuing three years.

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 14, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Peter W. Walcott

Secretary

Dated: March 28, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE.

MYKROLIS CORPORATION

129 Concord Road

Billerica, Massachusetts 01821

Proxy Statement for the 2003 Annual Meeting of Stockholders

To Be Held on April 24, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mykrolis Corporation for use at the 2003 Annual Meeting of Stockholders to be held at 129 Concord Road, Billerica, Massachusetts on Thursday, April 24, 2003, at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company’s 2002 Annual Report to Stockholders are first being mailed or given to stockholders on or about March 28, 2003. As used in this Proxy Statement, references to the “Company” or “Mykrolis” include references to Mykrolis Corporation.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Mykrolis another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2003 Annual Meeting. Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for directors named. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2003 Annual Meeting which is not known to the Company as of the date of this Proxy Statement, unless the proxy directs otherwise. All costs of solicitation of proxies will be borne by Mykrolis. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Mykrolis will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2003 Annual Meeting was the close of business on March 14, 2003 (the “Record Date”). On the Record Date, there were 39,725,005 shares of Common Stock, $.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the Class III Directors.

1. ELECTION OF DIRECTORS

Mykrolis has a classified Board of Directors currently consisting of three Class I Directors, two Class II Directors and two Class III Directors. At each annual meeting of stockholders, directors in one class are elected for a full term of three years to succeed those whose terms are expiring. The Class I Directors have terms expiring at the 2004 Annual Meeting and the Class II Directors have terms expiring at the 2005 Annual Meeting. This year, each of the two Class III Directors will be elected for three-year terms expiring at the 2006 Annual Meeting and until his successor is duly elected and qualified. The persons named in the enclosed proxy will vote to elect as directors Michael A. Bradley and C. William Zadel, the Class III nominees designated by the Board of Directors, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if he should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors. There are no family relationships between or among any officers or directors of Mykrolis.

Set forth below are the name and age of each nominee for election as a Class III Director and of each continuing member of the Board of Directors, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of his election as a director of Mykrolis. Information with respect to the number of shares of Mykrolis common stock beneficially owned by each director, directly or indirectly, as of January 31, 2003, appears below under the heading “Ownership of Mykrolis Common Stock.”

Nominees for Election for Terms Expiring in 2006 (Class III Directors)

The following table sets forth information regarding the nominees for re-election as Class III directors:

Name of Nominee	Age	Principal Occupation	Director Since
Michael A. Bradley	54	President, Semiconductor Test Division of Teradyne, Inc.	2001

C. William Zadel	59	Chairman and Chief Executive Officer, Mykrolis Corporation	2001

Michael A. Bradley has been the President, Semiconductor Test Division of Teradyne, Inc. since March 2001. Prior to assuming that position, Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. since 1999 and a Vice President of Teradyne, Inc. since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley was appointed to Teradyne’s Management Committee in 1994 and its Executive Committee in 1996. Mr. Bradley received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

C. William Zadel has been our Chairman and Chief Executive Officer since November 2000 and a director of Mykrolis since February 2001. Mr. Zadel served as Chief Executive Officer, Chairman and President of Millipore Corporation from February 1996 through April 2001, at which time he resigned as President but continued as Chief Executive Officer until August 2001, when he resigned all positions as an officer of Millipore. Mr. Zadel continued to serve Millipore as a non-executive Chairman of the Board and a director until April of 2002. From 1986 until 1996, Mr. Zadel served as President and Chief Executive Officer of Ciba Corning Diagnostics Corp., a company that develops, manufactures and sells medical diagnostic products. Prior to that he was Senior Vice President of Corning Glass Works (now Corning Inc.) Americas Operations since 1985 and Vice President of business development since 1983. Mr. Zadel currently serves on the Boards of Directors of Kulicke and Soffa Industries, Inc. and Matritech, Inc. Mr. Zadel served as Chairman of the Board of Directors of the Massachusetts High Technology Council from 1999 until 2001; he continues as a member of the Board of Directors of that organization. He has also served as the Chairman of the Health Industry Manufacturers Association from 1994 to 1995.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

Continuing Directors

The following table sets forth information concerning our directors whose terms continue after the 2003 Annual Meeting of stockholders. The terms of the Class I Directors expire at the Company’s 2004 Annual Meeting of Stockholders and the terms of the Class II Directors expire at the Company’s 2005 Annual Meeting of Stockholders:

Name of Nominee	Age	Class	Principal Occupation	Director Since
Richard A. Aurelio	58	I	Chairman and Chief Executive Officer,Varian Semiconductor Equipment Associates, Inc.	2002

Robert E. Caldwell	66	I	Retired Vice President & General Manager, Semiconductor Division of Digital Equipment Corporation	2001

Michael P.C. Carns	65	I	Independent Business Consultant	2001

Daniel W. Christman	59	II	President and Executive Director, Kimsey Foundation	2001

Thomas O. Pyle	63	II	Chairman, PrivaSource Incorporated	2001

Directors Whose Terms Expire in 2004 (Class I Directors)

Richard A. Aurelio was elected a director of Mykrolis on February 7, 2002. Mr. Aurelio has served as Chairman and Chief Executive Officer of Varian Semiconductor Equipment Associates, Inc. since February 2001 and as its Chief Executive Officer and a director since April 1999. Mr. Aurelio also served as Executive Vice President of Varian Associates, Inc. from 1992 to April 1999 and as President of the Semiconductor Equipment Business of Varian Associates, Inc. from 1991 to 1992.

Robert E. Caldwell retired from his position as Vice President and General Manager of the Semiconductor Division of Digital Equipment Corporation, a supplier of networked computer systems, software and services, in September 1998, a position he had held since 1990. Prior to that, Mr. Caldwell held various engineering and product management positions at Dickinson Electronics, Motorola, Inc. Mostek Corporation and Fairchild Camera & Instrument Corporation, a semiconductor manufacturer, where he served as General Manager of the Gate Array Division from 1981 through 1983. Mr. Caldwell has been granted two U.S. patents for silicon wafer processing. Mr. Caldwell received his B.S. and M.S. degrees in physics from Arizona State University.

Michael P.C. Carns retired in the grade of General from the United States Air Force in September 1994 after 35 years of service. General Carns currently is an independent business consultant and Vice Chairman of PrivaSource, Inc., a software company focusing on health data privacy and security, a position he has held since May 2001. From 1995 to 2000 General Carns served as President and Executive Director of the Center for International Political Economy. From May 1991 until his retirement, General Carns served as Vice Chief of Staff, United States Air Force. From September 1989 until 1991, he served as Director of the Joint Staff, Joint Chiefs of Staff. General Carns is a director of DynCorp. Inc., Engineered Support Systems, Inc., Mission Research Corporation and Rockwell Collins, Inc. He is also a member of the Department of Defense Science Board and numerous professional and civic organizations. General Carns graduated from the United States Air Force Academy in 1959; from the Harvard Business School in 1967; and from the Royal College of Defense Studies, London in 1977.

Directors Whose Terms Expire in 2005 (Class II Directors)

Daniel W. Christman is the President and Executive Director of the Kimsey Foundation, Washington, D.C. which has been active in education and community development in the Washington, DC area as well as in international issues that focus on the alleviation of human suffering. He was named to this position in July, 2001, after his retirement as a Lieutenant General from a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United

States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman’s key command positions have also included the U.S. Army’s Engineer School in the early 1990’s, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford’s administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. General Christman currently serves as a member of the Board of Directors of Ultralife Batteries, Inc. and of United Services Automobile Association. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a JD degree from The George Washington University Law School.

Thomas O. Pyle is the Chairman and a director of PrivaSource Incorporated, which he served as Chairman, Chief Executive Officer and director from April 2001 until April 2002, when he assumed his current position. Prior to joining Privasource, Mr. Pyle retired from his position as Senior Advisor to the Boston Consulting Group in 1997, a position he had held since 1992, other than from January to April of 1993 when he served on the White House Task Force on Healthcare Reform and from October 1993 through September 1994 when he served as Chief Executive Officer of MetLife HealthCare. Prior to that, Mr. Pyle served Harvard Community Health Plan, Inc. as its President, director and Chief Executive Officer from 1978 until 1991. Mr. Pyle received his M.B.A. from the Harvard Business School. Mr. Pyle currently serves as a director of Risk Management Foundation of the Harvard Medical Institutions. Mr. Pyle is also a director of HealthGate, Inc. He also serves as a member of the Board of Directors of Medical Education for South African Blacks, a charitable foundation.

Board and Committee Meetings

The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent accountants and the Board. The Board of Directors has adopted and amended a written charter for the Audit & Finance Committee which is attached as Appendix A to this Proxy Statement. The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent accountants as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held eight meetings during 2002. The current members of the Audit & Finance Committee are Messrs. Bradley, Christman and Pyle. Each member of the Audit & Finance Committee is “independent” as defined under Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

The Board of Directors also has a standing Management Development & Compensation Committee, which provides recommendations to the Board regarding Mykrolis compensation programs. The responsibilities of the Management Development & Compensation Committee include determining the compensation of corporate officers, reviewing and recommending changes to stock option and other employee benefit plans, reviewing the administration of such plans and reviewing the Company’s management development programs and strategies. The Management Development & Compensation Committee held three meetings during 2002. Since February 7, 2002 the members of the Management Development & Compensation Committee have been Messrs. Caldwell, Aurelio and Carns. See “Management Development & Compensation Committee Report on Executive Compensation” below.

The Board of Directors does not have a nominating committee; the functions normally performed by a nominating committee have been assigned to the Audit & Finance Committee by the Board of Directors. In its nominating capacity, the Audit & Finance Committee considers recommendations for nominee candidates from other directors, management and stockholders. Stockholders wishing to submit candidates for consideration as nominees may do so by directing an appropriate letter and resume to Peter W. Walcott, Vice President, General Counsel and Secretary of Mykrolis.

The Board of Directors held five meetings during 2002. Each director attended at least 75% of the aggregate number of meetings held, while he was a director, by the Board of Directors and by any committee on which he served.

On February 27, 2003 the Board of Directors elected Daniel W. Christman Presiding Director to act as chairman of executive sessions of the Board of Directors.

Director Compensation

Non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director and each receives an annual retainer of $21,000 plus $1,000 for each board or committee meeting attended. In addition, any non-employee director who serves as chairman of any committee of the board will receive an annual retainer of $3,500. Upon initial election to the Board of Directors each director was granted an option under the 2001 Non-Employee Director Stock Option Plan to acquire 10,000 shares of the Company’s common stock at the closing price on the New York Stock Exchange on the date of grant. Under the 2001 Non-Employee Director Stock Option Plan directors are also eligible to receive an annual grant of an option to acquire 5,000 shares of the Company’s common stock. In October 2002, after a review of industry board of directors compensation practices, the 2001 Non-Employee Director Stock Option Plan was amended prospectively to increase the size of both the initial and the annual option grants to 15,000 and 10,000 Mykrolis shares, respectively. All options granted under the 2001 Non-Employee Director Stock Option Plan carry an exercise price equal to 100% of fair market value on the date of grant, become exercisable in three equal annual installments beginning one year following the date of grant, and expire no later than ten years following the date of grant (subject to special provisions in the case of termination of service, retirement or death).

Mr. Zadel, the only employee director, receives no compensation for his service as a director.

Compensation of Executive Officers

The following table sets forth compensation information for the chief executive officer and the four other executive officers of Mykrolis who, based on compensation from Mykrolis and its subsidiaries, were the most highly compensated for the year ended December 31, 2002. All information set forth in this table reflects compensation earned by these individuals for services with Mykrolis and its subsidiaries with respect to the fiscal year ended December 31, 2002. For ease of reference, we collectively refer to these executive officers throughout this section as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Securities Underlying Options (#)(4)		All Other Compen- sation(6)
		Salary ($)	Bonus ($)(1)		Other Annual Compen- sation ($)(3)
C. William Zadel	2002	$555,646	$486,203	(2)	—	134,580		$66,471
Chairman and Chief	2001	667,849	0		—	281,010		231,722
Executive Officer	2000	661,500	997,757		—	488,745	(5)	119,553

Jean-Marc Pandraud	2002	$236,923	$305,193	(2)	—	90,000		$37,654
President and Chief	2001	262,871	48,004		—	176,920		77,440
Operating Officer	2000	240,012	307,276		—	101,822	(5)	59,118

Bertrand Loy	2002	$189,538	$203,462	(2)	—	55,000		$30,454
Vice President, Treasurer	2001	197,553	32,003		—	129,630		54,586
and Chief Financial Officer	2000	140,400	97,739		—	40,729	(5)	28,669

Peter W. Walcott	2002	$189,538	$203,462	(2)	—	55,000		$36,409
Vice President, Secretary	2001	201,427	32,003		—	119,630		24,197
and General Counsel	2000	157,563	74,286		—	16,292	(5)	14,841

Fred E. Faulkner, Jr	2002	$180,923	$155,371	(2)	—	40,000		$33,167
Vice President	2001	203,942	24,438		—	97,220		38,812
Worldwide Manufacturing	2000	134,615	120,561		—	40,729	(5)	10,072

(1)	Amounts listed under this column are the variable incentive compensation component of target cash compensation earned during the indicated fiscal year, calculated as described under “Management Development & Compensation Committee Report on Executive Compensation” below.
(2)	For 2002, payment of the following portions of the listed variable incentive compensation were deferred until the quarter following the first quarter in which the Company achieves a profit at the operating income line as follows: Mr. Zadel—$486,203; Mr. Pandraud—$255,693; Mr. Loy—$170,462; Mr. Walcott—$170,462; and Mr. Faulkner—$130,171.

(3)	None of the perquisites and other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by each named executive officer.
(4)	Stock options are granted by the Management Development & Compensation Committee and relate to the total cash compensation of the named executive officer for the current year. (See “Stock Option Grants in Fiscal 2002” and “Management Development & Compensation Committee Report on Executive Compensation” below).
(5)	Indicated securities represent shares of Mykrolis common stock underlying options after the conversion of the unvested portion of original grants in the indicated year of options covering Millipore Corporation common stock in connection with the spin-out distribution by Millipore Corporation of all of its holdings of Mykrolis common stock on February 27, 2002. These conversions were effected so as to preserve the intrinsic value of the Millipore options prior to the conversion. For information concerning the conversion of unvested Millipore options granted in prior years, see “Stock Option Grants in 2002” below.
(6)	Includes: (a) amounts contributed by the Company under the Mykrolis Corporation Savings & Investment Plan, a tax qualified prototype Section 401(k)/profit sharing defined contribution plan (the “Savings Plan”) with respect to 2002 and 2001 to: Mr. Zadel of $53,277 and $123,312, respectively; Mr. Pandraud of $32,974 and $41,153, respectively; Mr. Loy of $28,220 and $20,539, respectively; Mr. Walcott of $28,220 and $19,070, respectively; and Mr. Faulkner of $27,006 and $22,730, respectively; and $11,226 to each of Messrs. Zadel and Walcott and $8,572 to Mr. Faulkner by Millipore Corporation with respect to 2000; (b) Company “matching” contributions with respect to compensation deferred pursuant to the Savings Plan (or the Section 401(k) plan maintained by Millipore Corporation with respect to 2000) to: (i) Messrs. Zadel, Pandraud, Loy, Walcott and Faulkner of $5,500, $2,803, $2,234, $5,268 and $5,500, respectively, with respect to 2002; (ii) Messrs. Zadel, Walcott and Faulkner of $2,625, $5,127 and $4,038, respectively, with respect to 2001 and of $2,625, $5,099 and $ 231, respectively, by Millipore Corporation with respect to 2000; (c) total amounts deferred under the Company’s (or Millipore Corporation’s with respect to 2000) non-qualified supplemental defined contribution and savings plans to provide certain executives with benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under the Savings Plan for the accounts of: (i) Messrs. Zadel, Pandraud, Walcott and Faulkner of $7,964, $1,877, $2,921, and $661, respectively, with respect to 2002; (ii) Messrs. Zadel and Faulkner of $105,785 and $12,044, respectively, with respect to 2001 and (iii) Messrs. Zadel and Faulkner of $105,702 and $1,269, respectively, by Millipore Corporation with respect to 2000; and (d) Amounts included for Messrs. Pandraud and Loy represent payments made of approximately $36,287 and $34,047, respectively, with respect to 2001 and $59,118 and $28,669, respectively, with respect to 2000 by Millipore S.A. (France) for retirement allowances under the government-sponsored retirement plan in France for salaried (exempt) employees (“AGIRC”).

Stock Option Grants in 2002

The following table shows all grants of options to acquire shares of Mykrolis common stock to the named executive officers during the fiscal year ended December 31, 2002.

Stock Option Grants in Fiscal 2002

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(#)(1)		Percent of Total Options Granted to Employees in Fiscal 2002(2)	Exercise Price Per Share($)(3)	Expiration Date
						5% ($)	10% ($)
C. William Zadel	134,580	(5)	7.97	6.80	12/19/2009	372,556	868,213

Jean-Marc Pandraud	90,000	(5)	5.33	6.80	12/19/2009	249,145	580,615

Bertrand Loy	55,000	(5)	3.26	6.80	12/19/2009	152,256	354,820

Peter W. Walcott	55,000	(5)	3.26	6.80	12/19/2009	152,256	354,820

Fred E. Faulkner	40,000	(5)	2.37	6.80	12/19/2009	110,731	258,051

(1)	All of these options are subject to the terms of the Mykrolis Corporation 2001 Equity Incentive Plan and are exercisable only after they vest.
(2)	Percentage is based on a total of 1,688,040 shares granted to all Mykrolis employees during fiscal 2002.
(3)	All options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.
(4)	The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock, the option holder’s continued employment through the option period and the date on which the options are exercised.
(5)	These options vest 25% on the anniversary of the date of grant and thereafter quarterly in 12 equal installments.

In addition to the options reflected in the above table, options to acquire shares of common stock of Millipore Corporation, our former parent corporation, held by employees of the Company were converted into options to purchase shares of Mykrolis common stock in conjunction with the spin-out distribution by Millipore Corporation of all of its holdings of Mykrolis common stock on February 27, 2002; this conversion was effected in accordance with a formula designed to preserve the pre-spin-out intrinsic value of the options. After this conversion, converted options to purchase Mykrolis common stock were held as follows: Mr. Zadel—904,179 shares, Mr. Pandraud —181,379 shares, Mr. Loy—69,483 shares, Mr. Walcott—31,856 shares, and Mr. Faulkner—95,034 shares. The aggregate potential realizable value at assumed annual rates of stock price appreciation of 5% and 10% for the option term assuming that the post conversion adjusted exercise price represents the market price at the date of grant of these converted Millipore options would be: Mr. Zadel—at 5%, $3,021,996 and at 10%, $7,163,705, Mr. Pandraud—at 5%, $605,582, and at 10%, $1,435,745, Mr. Loy—at 5%, $237,118, and at 10%, $562,781, Mr. Walcott—at 5%, $102,763, and at 10%, $243,182 and Mr. Faulkner—at 5%, $449,664, and at 10%, $1,058,589.

Fiscal 2002 Year-End Option Values

The following table contains certain information regarding stock options held as of December 31, 2002 by the named executive officers. No stock options were exercised by the named executive officers during the fiscal year ended December 31, 2002:

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable(1)
C. William Zadel	508,262	811,507	$269,933	$214,114
Jean-Marc Pandraud	143,069	305,230	$63,920	$69,847
Bertrand Loy	73,824	180,289	$18,674	$37,665
Peter W. Walcott	56,983	149,503	$14,431	$31,846
Fred E. Faulkner	72,393	159,861	0	$20,000

(1)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2002 ($7.30).

Management Development & Compensation Committee Interlocks and Insider Participation

Since February 7, 2002, the members of the Management Development & Compensation Committee have been Robert E. Caldwell, Richard A. Aurelio and Michael P.C. Carns. No member of the Management Development & Compensation Committee was at any time during fiscal year 2002 an officer or employee of Mykrolis or any subsidiary of Mykrolis, nor has any member of the Management Development & Compensation Committee had any relationship with Mykrolis requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2002, no executive officer of Mykrolis has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of Mykrolis.

Change of Control Agreements

Mykrolis has entered into agreements with Messrs. Zadel, Pandraud, Loy, Walcott and Faulkner as well as four other executive officers, to provide them with certain severance benefits in the event of an actual or impending “Change of Control” of Mykrolis. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 15% of the Company’s then outstanding Common Stock or if those members who constituted a majority of the Board of Directors cease to be so. An “Impending Change of Control” means any event or circumstances which gives rise to a threat or likelihood of a Change of Control, whether or not it is approved by the Company’s management or directors.

The executive officers who have entered into agreements with Mykrolis will be provided with benefits in the event that their employment with Mykrolis is terminated pursuant to or following a Change of Control. Each agreement provides that if the executive officer remains in the Company’s employ for at least 6 months following an event giving rise to an impending Change of Control or, pursuant to or following such a Change of Control, the employment of the executive officer is terminated, the executive officer will then receive the severance benefits. Generally, these benefits include: a lump sum termination payment at a rate equal to two times the highest amount of target total cash compensation during the previous 3 years (if such provisions had been triggered during 2002, the amounts payable to Messrs. Zadel, Pandraud, Loy, Walcott and Faulkner would have been $2,361,556, $880,000, $660,000, $660,000 and $588,000, respectively), plus medical, dental and life insurance benefits. Further, in the event of an impending Change of Control, options for purchase of shares of Mykrolis common stock become exercisable immediately and executive officers are given the right to sell to Mykrolis all shares held (or acquired within 90 days following a Change of Control) at a price equal to the highest price paid by the person acquiring control within the 90 day period prior to the exercise of such right.

Management Development & Compensation Committee Report on Executive Compensation

Overview and Philosophy

The Management Development & Compensation Committee, which is comprised of non-employee directors of the Company, is responsible for administering the Company’s executive compensation program and reviewing and making recommendations to the Board of Directors with respect to the compensation of executive officers and other senior management and the Company’s overall compensation policy. In connection with these responsibilities, the Committee has authority to administer the Mykrolis 2001 Equity Incentive Plan, including recommending the grant of stock options and other awards thereunder.

The Company’s executive compensation program is intended to attract and retain talented executives and senior management by offering competitive compensation opportunities. The Company pursues a compensation philosophy that emphasizes the combination of performance-based cash compensation and stock-based compensation. We intend to provide competitive target total cash compensation (base salary plus variable incentive compensation) for competitive performance, superior total cash compensation for superior performance and reduced total cash compensation for less than competitive performance. We believe that this will foster a performance-oriented environment by tying a significant portion of each executive’s cash compensation to the achievement of objectives that are important to the Company and are thus expected to enhance shareholder value. The objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high caliber executives;
•	foster teamwork and support the achievement of the Company’s financial and strategic goals through performance based financial incentives;
•	promote the achievement of strategic objectives which lead to long-term growth in shareholder value;
•	encourage strong financial performance by establishing aggressive goals for target performance and leveraging incentive programs through stock- based compensation; and
•	align the interests of executive officers with those of the Company and its shareholders by making incentive compensation dependent upon Company performance.

The Company’s executive compensation program is currently comprised of three principal components: base salary; variable incentive compensation under the Mykrolis Incentive Plan; and equity incentive in the form of stock options granted under the Mykrolis 2001 Equity Incentive Plan.

Target Total Cash Compensation

Target total cash compensation for each executive is established based on comparable, competitive marketplace data. This marketplace data is drawn from proxy information and supplemental executive pay data provided by third party compensation consultants. For this purpose, in fiscal 2001 the Company relied on pay level data for positions of similar scope and responsibility within a group of twelve comparator companies in the semiconductor equipment and related high technology industries. These companies had been recommended by outside compensation consultants and were approved by the Board of Directors for use in determining appropriate equity dilution levels and stock option allocation practices. Since all compensation was subject to a pay freeze during 2002, the 2001 comparative data continued to be the basis for target total cash compensation for executives during 2002.

Base Salary and Variable Incentive Compensation

Once target total cash compensation has been established for each executive, the total cash compensation is divided into a base salary portion and a variable incentive compensation portion. The variable incentive compensation portion is provided by awards under the Mykrolis Incentive Plan. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive’s target total cash compensation that consists of the variable incentive compensation component.

The variable incentive compensation component is designed to provide executive officers and other employees with a potential cash award based on the achievement of annual financial and operating objectives. Three Company performance objectives as well as individual objectives are used; two of the Company objectives are generally stable from year to year and the third is reassessed annually. These three Company performance objectives are weighted based upon their relative priority to the Company. The Company performance objectives, their relative weighting and the award formulae are approved in advance by the Management Development & Compensation Committee and are designed to dovetail with operating plans approved by the Mykrolis Board of Directors. The Company’s performance with respect to these objectives is measured against the performance of a group of comparator companies in the semiconductor equipment and related high technology industries. These comparator companies were approved by the Mykrolis Board of Directors and were selected based upon the similarity of their operating environments and marketplace to that of the Company. In this way it is believed that distortions resulting from the cyclicality of the Company’s business can be eliminated so that the Company’s performance is evaluated in a more meaningful manner.

A minimum level of Company performance is required before any award is earned under the Mykrolis Incentive Plan. During 2002, awards for executive officers and senior employees were based two-thirds on Company performance objectives and one-third on individual objectives. Other employees were eligible to receive awards equal to lesser percentages of their base salary based solely upon the Company performance objectives. If a minimum level of Company performance is achieved, achievement of the Company performance objectives are assessed independently so that an award can be earned with respect to one performance objective even if performance with respect to another objective does not qualify for an award. Awards under the Mykrolis Incentive Plan are calculated based upon the Company’s performance during the fiscal year in question with respect to each performance objective using a sliding scale of multipliers which increases with the Company’s level of performance. Achievement of individual performance objectives by executives and senior employees is assessed and a personal performance multiplier determined from that assessment. This individual performance multiplier is multiplied by the overall Company performance multiplier and applied to the weighted individual target award to determine the individual award. The sum of the corporate performance award and the individual performance award is designed to provide competitive total target cash compensation if the Company achieves competitive performance.

For 2002 the Company performance objectives were revenue growth, operating income and inventory turnover. For fiscal 2002, our executive officers were eligible to receive an incentive compensation award ranging from 40% to 70% of base salary in the event that the Company achieved competitive performance for all three Company performance objectives and the individual objectives were achieved.

In November 2002, the Company reinstated one-half of the 15% reduction in the base salaries of executive officers instituted in November 2001. The reinstatement of the balance of the reduction for executive officers and of the entire 20% reduction of the Chief Executive Officer’s base salary has been deferred until the quarter following the first quarter in which the Company achieves a profit at the operating income line. All other employees subject to the November 2001 salary reduction had their salaries reinstated in November 2002.

For fiscal 2002, the Company’s performance overall and with respect to all three of the Company-based performance objectives under the Mykrolis Incentive Plan (“MIP”) significantly exceeded target competitive performance and justified a variable incentive compensation award at the higher end of the scale of possible awards at 1.75 times the target award for competitive performance (“target award”). Based upon this performance, an aggregate of $6,434,071 was earned by employees and executive officers under the MIP; of this amount $1,353,691 was earned by the named executive officers listed in the compensation table. The Management Development & Compensation Committee determined that it was appropriate to defer payment of a portion of the MIP award earned during 2002 until the quarter following the first quarter in which the Company achieves a profit at the operating income line as follows: (i) payment of the entire MIP award earned has been made to employees below the manager level; (ii) a partial payment of the MIP award earned of 1.0 times target award was made to first and second level managers (iii) a partial payment of the MIP award earned of 0.5 times target award was made to director level employees; (iv) a partial payment of the MIP award earned of 0.3 times target award was made to executive officers; and (v) the MIP award earned by the Chief Executive Officer has been reduced to target award and payment of the entire amount of the reduced award has been deferred. Consequently, a total of $3,177,620 of the total MIP award earned during 2002 has been paid and payment of an aggregate of $3,256,450 of the MIP award earned has been deferred until the quarter following the first quarter in which the Company achieves a profit at the operating income line.

Equity Incentive

The Company grants stock options annually to a group of key employees including executive officers under the Mykrolis 2001 Equity Incentive Plan. The purpose of these grants is to allow executives and employees to participate in the success of the Company as measured by the stock market’s assessment of the Company’s performance and thus to align their interests with those of Mykrolis stockholders. Since stock options under the 2001 Equity Incentive Plan are granted at fair market value, the recipient of an option generally is only rewarded if the market price of the Company’s common stock appreciates. In addition, annual option grants carry vesting periods designed to encourage the retention of executive officers and other recipients. The number of options granted to each recipient generally is determined on the basis of the level of participation in variable incentive compensation that varies depending on the participant’s level of responsibility. During 2002, the Company made an annual grant of stock options covering 1,500,000 shares of Mykrolis common stock to executives and a group of key employees on December 19, 2002. This grant amounted to approximately 3.8% of the Company’s common stock outstanding on or about that date.

Chief Executive Officer Compensation

The Management Development & Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers described above. During 2002, the Chief Executive Officer’s base salary was frozen at the reduced level established pursuant to the salary reduction in November of 2001. The Management Development & Compensation Committee nevertheless evaluated this salary by comparing it to semiconductor industry competitive marketplace data provided by an outside compensation consultant. This compensation level was deemed appropriate by the Mykrolis Board of Directors based on the challenges facing the Company to manage the Company’s operations through an extended and severe industry downturn, while completing the separation of operations from Millipore including securing a new headquarters, manufacturing and R&D facility and relocating manufacturing operations from Millipore facilities to this new facility without disrupting product availability. During 2002 the Chief Executive Officer was granted options to acquire an aggregate of 134,580 shares of the Company’s common stock under the Mykrolis 2001 Equity Incentive Plan. As noted above, the Chief Executive Officer will receive a variable incentive compensation award at a reduced level of target compensation rather than the higher level he had earned for fiscal 2002 and payment of the entire amount of that reduced award will be deferred until the quarter following the first quarter in which the Company achieves a profit at the operating income line.

Internal Revenue Code Section 162(m)

The Mykrolis Management Development & Compensation Committee is aware of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code, which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may be from time-to-time necessary to attract and retain top-quality management, the Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Robert E. Caldwell, Chairman

Richard A. Aurelio

Michael P.C. Carns

Comparative Stock Performance

The comparative stock performance line graph below compares the cumulative stockholder return on the common stock of Mykrolis (MYK) for the period from the commencement of trading on the New York Stock Exchange following its initial public offering, August 10, 2001, through December 31, 2002 with the cumulative total return on (i) the Total Return Index for The New York Stock Exchange (the “NYSE Composite Index”), and (ii) the Philadelphia Semiconductor Index (SOX), which is a published industry index. The SOX contains 16 companies in the semiconductor and semiconductor equipment industries. The cumulative total return computations set forth in the performance graph assume the investment of $100 in the Company’s common stock, the NYSE Composite Index and the SOX Index on August 10, 2001. Prior to August 10, 2001, the Company’s common stock was not registered under the Exchange Act.

	8/10/01	12/31/01	12/31/02
MYK	$100.00	$106.67	$48.67
NYSE Composite Index	$100.00	$97.82	$77.73
SOX Index	$100.00	$88.08	$48.77

Report of the Audit & Finance Committee

The Audit & Finance Committee is composed of three members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter attached as Appendix A and in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants are responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent accountants, the following matters:

•	the plan for, and the independent accountants’ report on, each audit of the Company’s financial statements;
•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;
•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to Mykrolis; and
•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company’s independent accountants. SAS 61 requires the Company’s independent accountants to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent accountants also provided the Audit & Finance Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent accountants the matters disclosed in this letter and their independence from Mykrolis. The Audit & Finance Committee also considered whether the independent accountants’ provision of the other, non-audit related services to Mykrolis which are referred to under the heading “Accountants” is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit & Finance

Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Mykrolis management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent accountants, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee has recommended to the Mykrolis Board of Directors that the audited financial statements be included in the Company’s Annual Report of Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material”, deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

Michael A. Bradley, Chairman

Daniel W. Christman

Thomas O. Pyle

Ownership of Mykrolis Common Stock

Ownership by Directors and Management

The following table sets forth information concerning the number of shares of Mykrolis Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the five most highly compensated named executive officers and all directors and executive officers as a group on January 31, 2003. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount and Nature of Shares Beneficially Owned(1)		% of Class
Richard A. Aurelio	3,333		*
Michael A. Bradley	3,333		*
Robert E. Caldwell	22,638		*
Michael P.C. Carns	3,333		*
Daniel W. Christman	5,833	(2)	*
Fred E. Faulkner, Jr.	88,296	(3)	*
Bertrand Loy	83,533		*
Jean-Marc Pandraud	183,431		*
Thomas O. Pyle	22,195.6	(4)	*
Peter W. Walcott	67,400		*
C. William Zadel	583,182		1.4
All Directors and Executive Officers as a Group (15 persons including those listed above):	1,256,817	(5)	3.1

*	None of these officers or directors owns as much as 1.0% of Mykrolis common stock.

(1)	Included in the shares listed as beneficially owned are: (i) shares subject to acquisition through the exercise of stock options under the Mykrolis Corporation 2001 Equity Incentive Plan and under options converted from Millipore Corporation stock options which the following executive officers have the right to acquire within 60 days of January 31, 2003: Mr. Zadel, 523,554 shares; Mr. Pandraud, 153,424 shares, Mr. Loy 81,366 shares, Mr. Walcott 63,900 shares and Mr. Faulkner 77,935 shares; and (ii) shares held under the Mykrolis Savings and Investment Plan as follows: Mr. Walcott, 267 shares.
(2)	Includes 500 shares held in the name of Mr. Christman’s wife as to which he disclaims beneficial ownership.
(3)	Includes 2,942 shares held in the name of Mr. Faulkner’s wife as to which he disclaims beneficial ownership.
(4)	Included in the shares listed as beneficially owned are 8,002.6 Mykrolis phantom shares distributed on February 27, 2002 with respect to deferred compensation phantom stock units for Millipore Corporation common stock credited to the deferred compensation account of Mr. Pyle under a plan maintained by Millipore Corporation for its directors (Mr. Pyle served as a director of Millipore Corporation until August 2001); these Mykrolis phantom stock units are payable only in cash upon Mr. Pyle’s retirement or earlier termination of service from the Mykrolis Board of Directors.
(5)	Includes 1,196,151 shares subject to acquisition by executive officers within 60 days of January 31, 2003 through the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Mykrolis common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Mykrolis common stock. Mykrolis is required to disclose in its proxy statement any failure to file these reports by the required due dates. All of these filing requirements were satisfied, except for Mr. Aurelio with respect to whom a Form 3 was not filed in a timely manner and Form 5 reports reporting a single transaction each with respect to Messrs. Aurelio, Bradley, Caldwell, Carns, Christman, and Pyle which were filed 14 days late. The Company’s staff assists Mykrolis directors with the filing of these reports and this delinquency was caused by administrative oversight.

Other Principal Holders of Mykrolis Common Stock

As of February 21, 2003 the following persons are believed by Mykrolis to be the beneficial owners of more than 5% of Mykrolis Common Stock, the Company’s only class of voting securities.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Putnam, LLC d/b/a Putnam Investments	2,099,805	(1)	5.2%
One Post Office Square
Boston, MA 02109
T. Rowe Price Associates, Inc.	4,046,409	(2)	10.1%
100 East Pratt Street
Baltimore, MD 21202
US Bancorp Corp.	3,384,341	(3)	8.52%
800 Nicollet Mall
Minneapolis, MN 55402
Vanguard Horizon Funds	2,126,410		5.35%
Vanguard Capital Opportunity Fund
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Of the shares reported as beneficially owned by Putnam, LLC d/b/a Putnam Investments, a holding company of registered investment advisors, it has shared voting power with respect to 386,872 of such shares and shared dispositive power with respect to all of such shares.

(2)	Of the shares reported as beneficially owned by T. Rowe Price Associates, Inc., a registered investment advisor, it has sole voting power with respect to 1,057,400 of such shares and sole dispositive power with respect to all of such shares; T. Rowe Price Associates, Inc. has informed the Company that it expressly disclaims beneficial ownership of the reported shares.
(3)	Of the shares reported as beneficially owned by U.S. Bancorp, a holding company of a registered investment advisor, it has sole voting power with respect to 3,350,107 of such shares, shared voting power with respect to 23,960 of such shares, sole dispositive power with respect to 3,343,313 of such shares and shared dispositive power with respect to 14,971 of such shares.

The foregoing information is based upon Schedule 13G reports filed with the Securities and Exchange Commission by the above beneficial owners in January or February, 2003, with respect to their holdings of the common stock of Mykrolis Corporation.

Mykrolis was formed as a separate company pursuant to a plan adopted by Millipore Corporation in October 2000 to spin-off Millipore’s microelectronics business which served the semiconductor industry and certain related industries to be a separate stand alone public company. On March 31, 2001, Millipore effected the separation of the Company’s business from Millipore’s business by transferring substantially all of the assets and liabilities associated with its microelectronics business to Mykrolis. On August 9, 2001 Mykrolis completed an initial public offering of 7,000,000 shares of its common stock, representing approximately 17.7% of the 39,500,000 total shares of the Company’s common stock outstanding. On January 28, 2002 the Board of Directors of Millipore Corporation declared a stock dividend of all 32,500,000 shares of Mykrolis owned by Millipore Corporation. The spin-off was completed by the distribution of this dividend on February 27, 2002, to Millipore stockholders of record as of 5:00 p.m. Eastern time on February 13, 2002. Millipore announced that its stockholders were issued .6768132 shares of Mykrolis common stock for each share of Millipore common stock held on February 13, 2002 and that cash was issued in lieu of fractional shares.

ACCOUNTANTS

PricewaterhouseCoopers, L.L.P., (“PricewaterhouseCoopers”) independent accountants, has reported on the Company’s combined financial statements for the years ended December 31, 2000 contained in the Company’s Registration Statement on Form S-1, dated August 9, 2001. PricewaterhouseCoopers also served as the independent accountants for Millipore Corporation for calendar year 2001, during which period Mykrolis was a subsidiary of Millipore Corporation. The Audit & Finance Committee selected PricewaterhouseCoopers as the Company’s independent public accountants for fiscal 2002 and has also reviewed and approved the scope and nature of the services to be performed for Mykrolis by that firm. PricewaterhouseCoopers reported on the Company’s consolidated and combined financial statements for the years ended December 31, 2002 contained in the Company’s Annual Report on Form 10-K. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. See “Election of Directors” and “Report of the Audit & Finance Committee” for the names of those directors comprising the Audit & Finance Committee.

In connection with the examination of and report upon the Company’s financial statements for 2002 by PricewaterhouseCoopers, they also reviewed the Company’s Annual Report on Form 10-K and its quarterly financial statements as filed with the Securities and Exchange Commission.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers as of or for the years ended December 31, 2002 and 2001, were:

Service	2002	2001
Audit	$601,488	$1,962,800
Audit Related	$24,352	—
Tax	$64,447	$180,300
All Other	—	$538,000
Total	$690,287	$2,681,100

The Audit services for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audit of the consolidated financial statements of the Company and statutory audits for subsidiaries, consents and assistance with review of documents filed with the SEC. The fees for Audit services for the year ended December 31, 2001 included approximately $1,611,600 for audit services related to the separation of the Company from Millipore Corporation, the Company’s initial public offering and preparation for the spin-off distribution of the Company’s common stock by Millipore Corporation.

The fees for Audit Related services as of the year ended December 31, 2002 were for assurance and related services with respect to the employee benefit plan audit.

The fees for Tax services for the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance, tax planning and tax advice. The fees for Tax services for the year ended December 31, 2001 also included approximately $136,000 of tax consultation services related to the separation of the Company from Millipore Corporation, the Company’s initial public offering and preparation for the spin-off distribution of the Company’s common stock by Millipore Corporation.

The fees for All Other services for the year ended December 31, 2001 were for human resources consulting services related to the separation of the Company from Millipore Corporation, the Company’s initial public offering and preparation for the spin-off distribution of the Company’s common stock by Millipore Corporation.

The above described non-audit services performed during fiscal years 2002 and 2001 were engaged prior to the adoption of the Sarbanes-Oxley Act of 2002 and were not subject to pre-approval requirements. Effective October 1, 2002, the Company’s Board of Directors has amended the charter of the Audit & Finance Committee to require the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The amended charter of the Audit & Finance Committee is attached hereto as Appendix A. While the Audit & Finance Committee has not yet adopted pre-approval policies and procedures with respect to non audit services, until such policies and procedures are adopted, prior to engagement, any such services will be approved in advance by category of service by the Audit & Finance Committee.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than November 28, 2003 and must comply with the requirements of the SEC’s Rule 14a-8 under the Securities Exchange Act of 1934. Proposals should be addressed to Peter W. Walcott, Secretary, Mykrolis Corporation, 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws any stockholder of record of Mykrolis may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Mykrolis at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder and such beneficial owner and (b) the number of shares of Common Stock that are held of record by such stockholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of stockholder proposals for submission to the Mykrolis 2004 Annual Meeting of Stockholders without inclusion in the Company’s 2004 Proxy Statement is February 12,

2004. Unless such notice is received by Mykrolis at its corporate headquarters, Attention Peter W. Walcott, Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

Stockholders may obtain without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, by writing to Bertrand Loy, Vice President & Chief Financial Officer, Mykrolis Corporation, at the Company’s headquarters. In addition the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 is available through the web site of the Securities & Exchange Commission (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Mykrolis.com in the “Investor Relations” section under the heading “SEC Reports”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

Peter W. Walcott

Secretary

Billerica, Massachusetts

March 28, 2003

Appendix A

Mykrolis Corporation

Charter of the Audit and Finance Committee

A.    General:

1.	The Committee shall be comprised of at least three members all of whom shall be independent directors. “Independent” shall mean that the director: [a] is not an employee of the Corporation; [b] is not an affiliated person (as that term is defined in SEC rules) of the Corporation; [c] does not accept any consulting, advisory or other compensatory fee from the Corporation in any capacity other than as a director of the Corporation or a member of a committee thereof; [d] has no material relationship with the Corporation other than as a director or a member of a committee thereof; and [e] for the preceding five (5) year period shall not:

[i]	have been an employee of the Corporation;

[ii]	have been affiliated or employed by the Corporation’s Outside Auditor (as defined below);

[iii]	be subject to an interlocking directorate whereby such member is employed by a company on whose compensation committee an executive officer of the Corporation serves; or

[iv]	have an immediate family member who meets any of the conditions set forth in clauses [i] through [iii] above.

2.	All members of the Committee shall, in the opinion of the Board, be financially literate and at least the chairman of the Committee shall, in the opinion of the Board, have accounting or related financial management expertise in accordance with applicable rules and regulations.

3.	The purpose of the Committee shall be to assist the Board of Directors in performing oversight of:

(a)	the integrity of the Corporation’s financial statements;

(b)	the Corporation’s compliance with applicable legal and regulatory requirements;

(c)	the qualifications and independence of the Outside Auditor (as defined below);

(d)	the performance of the Corporation’s internal audit function

4.	The Committee shall have sole responsibility for the selection, appointment, compensation and oversight of the Outside Auditor for the Corporation. The Outside Auditor for the Corporation shall report directly to the Committee and shall be ultimately accountable to the Board of Directors and the Committee. The Committee and Board of Directors shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the Outside Auditor . As used in this Charter the term Outside Auditor shall mean a registered public accounting firm performing any audit of the Corporation required by U.S. Securities Laws. In no event shall a registered public accounting firm be engaged as Outside Auditor if any of the Corporation’s chief executive officer, chief financial officer, controller, chief accounting officer or any person serving in a similar position was employed by such registered public accounting firm and participated in any capacity in the audit of the Corporation within the one year period prior to the initiation of the engaged audit,

5.	In the event of a dispute between the Outside Auditor and management with respect to Corporation’s financial statements or any accounting or auditing issue, the Committee shall have the authority and responsibility to resolve the dispute.

6.	The Committee shall produce an annual report concerning the performance of its functions for inclusion in the Corporation’s proxy statement for its Annual Meeting of Stockholders, in accordance with applicable rules and regulations.

7.	Subject to compliance with applicable laws and regulations, the Committee shall determine policy with respect to the retention of the Corporation’s Outside Auditor for the performance of non-audit professional services in order to assure that the independence of the Outside Auditor will not be impaired by any such engagement. No Outside Auditor shall perform any non-audit service for the Corporation unless: [i] the performance of such non-audit service is permitted under applicable law; and [ii] the Committee shall have approved in advance the performance of any such non-audit service. In this regard, the Committee shall be responsible for ensuring that the Outside Auditor submits, on a periodic basis to the Committee, a formal written statement delineating all relationships between the Outside Auditor and the Corporation. The Committee is also responsible for actively engaging in a dialogue with the Outside Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Outside Auditor and for recommending that the Board of Directors take appropriate action to ensure the independence of the Outside Auditor.

8.	The Committee shall have the authority to engage such independent counsel and other advisors and to obtain the advice and assistance of any such outside counsel or other advisors as the Committee determines to be appropriate to carry out its duties. The Committee shall be provided with adequate funds, as determined by the Committee, for the payment of compensation to the outside auditor for the Corporation and to any independent counsel or other advisor that it may engage.

9.	Committee members shall be appointed and removed by the full Board of Directors in accordance with the Corporation’s By-Laws.

B.    Audit Functions:

1.	To meet with the Outside Auditor to accomplish the following:

a.	Before the commencement of the annual examination, discuss in general terms the scope of the examination and the anticipated fees in connection therewith.

b.	At the completion of the annual examination, review with the Outside Auditor the Corporation’s financial statements in the form as proposed to be released to the public and the Outside Auditor’s “management letter” and/or recommendations with respect to internal controls.

c.	At such other times as it deems appropriate, to discuss the quality and depth of staffing in the financial and accounting departments and recent and prospective opinions of the accounting principles board and their impact on the Corporation’s financial statements.

2.	To meet separately at least quarterly with management, with the Corporation’s internal auditors and with the Outside Auditor to discuss earnings press releases, financial information and earnings guidance to be provided to the investment community, as well as the quarterly financial statements and to review the Corporation’s disclosures in the periodic reports filed with the SEC.

a.	During the quarterly meetings with the Outside Auditor the Committee shall review with the Outside Auditor any audit problems or difficulties that arose with respect to the quarterly financial statements and the Committee shall obtain management’s response thereto.

b.	Unless and until the Board of Directors shall adopt a resolution to the contrary, responsibility for meeting with management, the Corporation’s internal auditors and the Outside Auditor to review and discuss the quarterly disclosure documents shall be delegated to the Chairman of the Committee.

3.	To review with the management of the Corporation, the Corporation’s internal auditor and the Outside Auditor the Annual Report on Form 10-K, the Annual Report to Shareholders and the proxy statement for the Annual Meeting of Stockholders.

4.	To obtain and review annually a report by the Outside Auditor with respect to the Corporation’s internal financial quality control procedures, material issues raised by the most recent quality control review and investigations with respect thereto.

5.	To review with the appropriate officers of the Corporation and the internal auditors the duties and responsibilities of the internal auditing function and approve the plan for the internal audit of the operational procedures of the Corporation.

6.	To review with the appropriate officers, the Corporation’s policy regarding business ethics and the procedures being used to audit its conformity, as well as review the Corporation’s policy and procedures to ensure compliance with the Foreign Corrupt Practices Act.

7.	Periodically discuss with management the Corporation’s policies with respect to risk management in order to identify the Corporation’s major financial risk exposures and to assess the steps management has taken to monitor and control such exposures.

8.	Establish clear hiring policies with respect to employment of former employees of the Outside Auditor.

9.	The Committee shall establish procedures for the treatment of complaints and anonymous employee tips regarding questionable accounting or auditing matters.

C.    Finance Functions:

1.	To review the financial condition of the Corporation so as to be aware of its total financial strategies, resources, strengths, capabilities and staffing.

2.	To review the Corporation’s long-range and short-term cash flow and financial strategies and plans.

3.	To review and make recommendations to the full Board of Directors with respect to management proposals concerning equity financing, long and short-term debt financing, acquisitions, investments, dividend actions, plans and programs involving the purchase or redemption of the Corporation’s securities and capital expenditures of a major nature.

D.    Governance Functions:

1.	To review the organization and structure of the Board of Directors and to make recommendations as to both committees of the Board and committee functions, as well as to nominate for appointment by the Board, committee members.

2.	To determine the selection criteria for new directors of the Corporation and the desirable balance of expertise among Board members and to determine the evaluation criteria for Board members; to identify, seek out, attract and recommend to the full Board of Directors the selection of qualified candidates to fill Board positions.

3.	To develop, with management, a slate of directors for recommendation to the Board for inclusion as the slate of nominees to be included in the proxy statement distributed to the Stockholders by order of the Board of Directors for election at the annual meeting of stockholders.

4.	To review, approve, initiate where appropriate, and recommend to the full Board of Directors such amendments to the By-laws and Certificate of Incorporation as may, from time to time, be deemed necessary.

5.	To initiate, review and assess policies, programs and procedures designed to ensure that the Company, in the conduct of its business, continues to respond properly to its social responsibilities and the public interest, and in this connection, without limiting the generality of the foregoing, to, on an annual basis, review the Company’s policies and procedures with respect to equal opportunity and diversity in its workplace.

6.	To develop and recommend to the full Board of Directors a set of corporate governance principles for the Corporation.

7.	In the event that it becomes necessary to retain a search firm to identify director candidates, the Committee shall have the sole authority to retain and terminate any search firm for such purpose and to approve the fees and terms of retention for such firm.

E.    Other Functions:

1.	Report regularly to the full Board of Directors in order to communicate any issues that may arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with applicable legal requirements, the independence of the Outside Auditor or the performance of the internal audit function.

2.	Conduct an annual Committee performance self-evaluation.

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PROXY

MYKROLIS CORPORATION

Annual Meeting of Stockholders April 24, 2003

The undersigned hereby constitutes and appoints C. William Zadel, Jean-Marc Pandraud, and Peter W. Walcott and each of them singly, proxies and attorneys of the undersigned with full power of substitution, to vote all shares of Common Stock of Mykrolis Corporation (Mykrolis) held by the undersigned or in respect of which the undersigned would be entitled to vote or act at the Annual Meeting of Stockholders of Mykrolis to be held in Billerica, Massachusetts on April 24, 2003 and at any adjournments of said meeting (except as expressly limited on the reverse side) which the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

SEE REVERSE SIDE	(Continued on reverse side)	SEE REVERSE SIDE

[Back]

☒	Please mark votes as in this example.

This proxy is solicited on behalf of the Board of Directors and unless otherwise specified in the boxes provided, this proxy will be voted IN FAVOR of all nominees and in the discretion of the named proxies as to any other matter that may come before the Meeting.

1. Election of Directors

The undersigned GRANTS authority to elect as directors for a three year term the following Nominees:

(1) Michael A. Bradley,    (2) C. William Zadel

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     ☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: Date: Signature: Date: